Exhibit 99.1

Dendrite Announces Its Largest Customer Extends US Services
Contract Through 2007

Plans Transition of Many US Services to Others by 2008

Continues with Dendrite’s Software Support for US Sales Reps Up to 2011

International Business Unaffected

Bedminster, N.J., October 9, 2006 - Dendrite International, Inc. (NASDAQ: DRTE) today announced that its largest customer has extended its contract covering Dendrite’s sales force support services in the US through the end of 2007, at current pricing, but plans an orderly transition of many of these support services in-house and to one or more third-party vendors.  The customer will continue with support, maintenance and enhancements of Dendrite’s sales force effectiveness products up to 2011.  Contracts with this customer outside of the US are not affected.

The value of the services the customer intends to transfer represents approximately 10% of Dendrite’s expected 2006 total revenues, although it represents a larger percentage of its annual operating income due to the high levels of service integration and customization.  These services are expected to represent less than 10% of the Company’s total anticipated 2007 revenues.

The extension of the contract plus the transition services are expected to have a positive impact on 2007 results.  Dendrite expects incremental one-time revenue from transition services during 2007 and anticipates additional cost reductions, investments in new and complementary business lines and future new business to mitigate the overall impact of the contract contraction beyond 2007.

The Company will provide additional detail on the contract renewal on its third quarter earnings conference call scheduled for November 2, 2006.

About Dendrite

Founded in 1986, Dendrite International (NASDAQ: DRTE) enables sales, marketing, clinical and compliance solutions for the global, pharmaceutical industry.  The Company’s clients are

1405/1425 ROUTE 206 SOUTH • BEDMINSTER, NJ • 07921

P: 908.443.2000 • F: 908.443.2100

located in more than 50 countries and include the world’s top 20 pharmaceutical companies. For more information, please visit www.dendrite.com.

Investor Relations

Christine Croft
908-443-4265
christine.croft@dendrite.com

FORWARD LOOKING INFORMATION:  This document contains forward-looking statements that may be identified by such forward-looking terminology as “expect,” “believe,” “anticipate,” “will,” “intend,” “plan,” “target,” “outlook,” “guidance,” and similar statements or variations. Such  forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve significant risks and uncertainties, including risks which may result from our dependence on the pharmaceutical industry; our ability to achieve additional cost reductions, further expansion into complementary businesses and further expansion of existing business services;  fluctuations in quarterly revenues due to lengthy sales and implementation cycles for our products; our fixed expenses in relation to fluctuating revenues and variations in customers’ budget cycles; dependence on certain major customers; changes in demand for our products and services attributable to any weakness experienced in the  economy or mergers, acquisitions and consolidations in the pharmaceutical industry; successful and timely development and introduction of new products and versions; risks associated with foreign currency fluctuations as they affect our non-U.S. operations; increased competition; risks associated with our expanded international operations and our ability to adopt and respond successfully to the unique risks involved in our non-U.S. operations; risks associated with acquisitions; the ability of our third party vendors to respond to technological change; any difference between estimated and actual stock option expense; less favorable than anticipated results from strategic relationships or acquisitions; dependence of data solutions on strategic relationships; events which may affect the U.S. and world economies; and catastrophic events which could negatively affect our information technology infrastructure. Other important factors that should be reviewed and carefully considered are included in the Company’s 10-K under “Factors That May Affect Future Results” and its 10-Qs and other reports filed with the SEC. Actual results may differ materially. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in expectations or assumptions or other changes affecting such forward-looking statements, even if such results or changes make it clear that any such projected results will not be achieved. Any outlook and other forward-looking information is as of the date of this release only.  At any such time in the future as the Company may provide revenue,   earnings and other outlook information, prior related outlook should no longer be considered current. Our outlook and other forward-looking information does not take into account or reflect any possible future acquisitions, dispositions or similar transactions which may occur.